Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the following:

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Our report dated February 28, 2007, except for Note 3, as to which the date is May 29, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Lyondell Chemical Company’s Current Report on Form 8-K dated May 29, 2007;

•

Our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Equistar Chemicals, LP, which is included in Lyondell Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2006; and

•

Our report dated February 24, 2006 relating to the financial statements of LYONDELL-CITGO Refining LP, which is included in Lyondell Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 29, 2007